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                   SUNDERLAND INDUSTRIAL HOLDINGS CORPORATION

                1997 Key Employee Nonqualified Stock Option Plan


     This is the 1997 Key Employee Nonqualified Stock Option Plan (the "Plan") of SUNDERLAND INDUSTRIAL HOLDINGS CORPORATION, a Delaware corporation (the "Company"), effective as of April 24, 1997.

     1. Purpose of Plan. The purpose of the Plan is to advance the interests of the Company and its shareholders by (i) providing an incentive to certain key employees of the Company and its subsidiaries, (ii) encouraging stock ownership by certain key employees of the Company and its subsidiaries so that such key employees may acquire or increase their proprietary interest in the success of the Company and its subsidiaries, and (iii) encouraging certain key employees to remain in the employ of the Company and its subsidiaries.

     2. Shares Under the Plan. The shares of stock subject to any option granted pursuant to the Plan shall be shares of common stock, par value $.01 per share, of the Company ("Stock"). The aggregate number of shares of Stock which may be subject to, and issued under, options granted pursuant to the Plan shall not exceed 15% of issued and outstanding shares; provided, however, that whatever number of shares that remain reserved for issuance pursuant to the Plan at the time of any stock split, stock dividend, or other change in the Company's capitalization shall be appropriately and proportionately adjusted in accordance with paragraph 6(g) hereof to reflect such stock split, stock dividend, or other change in capitalization. Any Stock issued upon exercise of options granted under the Plan may be shares of Stock held by the Company in its treasury. In the event that any outstanding option under the Plan expires, is terminated, or (with the consent of the Optionee) is canceled, those shares of Stock allocable to the unused portion of such option may thereafter be subject to new options granted pursuant to the Plan.

     3. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to make all determinations that in the judgment of the Board are necessary or desirable for interpretation of the Plan, including but not limited to the authority to construe and interpret the Plan; to establish, amend or rescind appropriate rules relating to the Plan; to select participants in the Plan; to determine the number of shares of Stock subject to each option, the date on which each option is to be granted and the provisions of each agreement covering the options; and to take any other steps deemed necessary or advisable to administer the Plan. All actions by the Board under the provisions of this Section shall be conclusive for all purposes.



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     4. Eligible Employees. The persons who shall be eligible to be granted options under the Plan shall be such employees of the Company and its subsidiaries as the Board shall select in the Board's sole discretion ("Optionees").

     5. Effective Date of Plan. The Plan shall be effective upon adoption of the Plan by the Board and the shareholders of the Company as of the April 24, 1997 effective date specified above. Any options granted under the Plan prior to the date of approval by said shareholders shall be void if such approval is not obtained.

     6. Terms and Conditions of Options. Each option granted pursuant to the Plan shall be evidenced by a written option agreement (the "Option Agreement") between an Optionee and the Company in such form as the Board shall from time to time approve. The Option Agreement shall contain such terms and conditions as the Board shall deem appropriate, including, but not limited to, the terms and conditions set forth below:

          (a) Number of Shares. The Option Agreement shall set forth the number of shares of Stock subject to the option or options granted to the Optionee pursuant to the Plan.

          (b) No Obligation to Exercise. The Option Agreement shall provide that there is no obligation on the Optionee to exercise any option.

          (c) Option Price. The Option Agreement shall set forth the option price per share of Stock for each option as determined by the Board.

          (d) Period of Exercise. The Option Agreement shall set forth the period for exercise of each option.

          (e) Medium and Time of Payment. The Option Agreement shall set forth the method of payment required under each option, as well as the period within which such payment must be made.

          (f) Exercise of Options. The Option Agreement shall provide for (and may limit or restrict) the date or dates and the conditions on which the options may be exercised. The Option Agreement may provide for exercise of the options in installments on such terms and conditions as the Board may determine.

          (g) Adjustment. The Option Agreement may contain such provisions as the Board considers appropriate to adjust the number of shares of Stock subject to an option in the event of a stock split, stock dividend, or other change in the Company's capitalization. Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive upon the Company and all Optionees. The grant of an option pursuant to the Plan shall not affect the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital


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     or business structure, or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

          (h) Put. The Option Agreement may, but shall not be required to, provide for the right of the Optionee to cause the Company to repurchase at a price determined under the Option Agreement all shares of Stock purchased by the Optionee under the Plan at any time after the termination of such Optionee's employment with the Company or its subsidiaries for any reason.

          (i) Call. The Option Agreement may, but shall not be required to, provide for the Company's right to repurchase at a price determined under the Option Agreement some or all of the shares of Stock purchased by an Optionee under the Plan upon specified events or circumstances.

          (j) Transferability. The Option Agreement shal1 specify whether or not and to the extent to which each option and the shares of Stock issued pursuant to the exercise of each option shall be transferable.

     7. Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares of Stock subject to such option until the date of the issuance of a stock certificate to such Optionee for such shares of Stock

     8. Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Board may modify, extend or renew outstanding options granted under this Plan, or accept the surrender of outstanding options and authorize the granting of new options in substitution therefor. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted to the Optionee under the Plan.

     9. Amendment, Suspension, or Termination of Plan. The Board may, with respect to any shares of Stock not subject to options at such time, suspend, terminate, revise or amend the Plan in any respect for any purpose which it may deem advisable; provided, however, that, except as provided in paragraph 6(g) hereof, the Board shall not, without the approval of the shareholders of the Company, increase the aggregate number of shares of Stock subject to the Plan, or change the designation of the class of employees eligible for participation in the Plan.

     10. Application of Funds. The proceeds received by the Company from the sale of shares of Stock pursuant to options granted under the Plan shall be used for general corporate purposes.

     11. Name of Plan. The Plan shall be known as the Sunderland Industrial Holdings Corporation 1997 Key Employee Nonqualified Stock Option Plan.

     12. Unfunded Plan. This Plan shall be unfunded and the Company shall be under no obligation to segregate or reserve any Stock, funds or other assets for purposes relating to this Plan



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and no Optionee shall have any rights whatsoever in or with respect to any
Stock, funds or assets of the Company.

     13. Delaware Law to Apply. The place of administration of the Plan shall be conclusively deemed to be within the State of Delaware, and the validity, construction, interpretation, administration, and effect of the Plan and the rights of any person having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of Delaware.



                                     SUNDERLAND INDUSTRIAL HOLDINGS
                                     CORPORATION


                                     By:   /s/ William L. Remley
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                                     Title:
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                                     Date:
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